EXHIBIT 4.48
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].
CT:01199/22

SOFTWARE IMPLEMENTATION AND/OR DEVELOPMENT SERVICES AGREEMENT NO. 01199/22
By this private instrument, on one site, PAGSEGURO INTERNET S.A., headquartered at Avenida Brigadeiro Faria Lima, No. 1,384, 4º andar, in the City of São Paulo, State of São Paulo, enrolled with the Brazilian Corporate Taxpayers’ Registry (“CNPJ/MF”) under No. [*****], herein represented pursuant to its corporate acts, hereinafter simply referred to as CLIENT, and on the other side, EVERYMIND CONSULTORIA E SISTEMAS LTDA., private company, enrolled with the CNPJ/MF under No. [*****], headquartered in São Paulo - SP, at Rua Alexandre Dumas, n.º 1.711, herein represented pursuant to its corporate acts, decided to enter into this Software Implementation and/or Development Services Agreement (“Agreement”), pursuant to the following clauses and conditions:
SECTION ONE - PURPOSE
1.1.    This Agreement establishes the general conditions for the provision of software development and/or implementation services by EVERYMIND to the CLIENT (“Services”), which are set and described in the Technical/Business Proposal, which conditions are an integral part of this Agreement (Exhibits I).
1.1.1.    The services herein contracted shall be provided according to the type and specific conditions required to perform the Services, described in the Service Agreement, which include, without limitation: (i) detailed description of the Services; (ii) site to perform the activities; (iii) price, term and method of payment; (iv) time period for execution of Services; (v) equipment, installations and/or human resources to be provided by the CLIENT; (vi) policy and/or rules to be complied with for the refund of expenses incurred by EVERYMIND. At any time and without prejudice to the type of contracting in force, the parties may contract the provision of other types of Services, through the execution of a new Proposal, which shall comprise all details about the specific conditions of the type of Services contracted therein and shall become an integral part of this Agreement, for all legal purposes and effect.
1.1.2.    This Agreement does not cover the provision of data hosting services and/or IT environment services, which, if contracted by the parties, shall be the purpose of a different contractual instrument, with its conditions not being affected nor harmed by this Agreement.
1.2.3. Likewise, this Agreement shall not cover the provision of software or its licensing by EVERYMIND to the CLIENT. The Proposal comprises all descriptions of the software whose licenses the CLIENT must acquire in case they are needed for the performance of the Services, and we hereby clarify that, in such event, the performance of the Services shall be conditioned to the acquisition and maintenance of all relevant licenses by the CLIENT.
1.1.3. In the event of discrepancy or if any question may arise from this Agreement and any of its Exhibits, or any other documents, the terms of this Agreement shall prevail.
1.2.    Depending on the type of Services contracted and their technical scope, this Agreement may also cover the provision of advisory services by EVERYMIND to the CLIENT, pursuant to the specifications included in the Proposal, also subject to the other provisions herein.

SECTION TWO – PRICES AND ADJUSTMENT
2.1.    The prices for provision of Services are mentioned in the Proposal, including all taxes. In the event any new tax is created or an existing tax is changed, EVERYMIND shall review the amounts comprised in the invoice in order to match such changes.
2.2.    The parties hereby elect [*****].
2.2.1.    If the applicable index has its publication delayed or if it is not published, EVERYMIND shall issue the invoices using [*****].
2.3.    In the event of occurrence of acts or facts that may harm the financial and economic balance of this agreement, both parties shall use their best efforts to solve and remedy the situation, in a way to prevent any economic, financial or any other type of loss.
SECTION THREE – PAYMENT METHOD
3.1. The service provision shall be billed as from the date of commencement of the activities related thereto, as described in the Proposal.
3.2    The delay for payments due shall subject the CLIENT to [*****].
3.2.1.    The services provision may be interrupted if the default by the CLIENT lasts [*****].
SECTION FOUR – OBLIGATIONS OF THE CLIENT
4.1.    Without prejudice to any other obligation provided herein, the CLIENT undertakes:
4.1.1.    To provide, in writing, all information, including banking and tax information, and technical data that may be requested by EVERYMIND, which are needed to perform the Services, including, but not limited to specific and detailed information on the size and settings needed for the services provided to fulfill its activities’ and business’ needs, as well as other information that may be deemed relevant and/or useful for the Service provision, notifying COMPASSO about any necessary changes.
4.1.2.    To review the services and/or products delivered by EVERYMIND, within five (5) business days, period when the CLIENT must execute the relevant Services Acceptance Term or notify in writing COMPASSO about the non-acceptance, explaining the reason for refusal and indicating which actions need to be taken to make the services and/or the products acceptable. In the event there is no express acceptance nor refusal within the period established above, the services and/or the products shall be deemed accepted.
4.1.3 To appoint someone among the CLIENT’s employees as the professional in charge for all technical matters involved in the performance of the Services, which includes participation, upon request by EVERYMIND, in an initial meeting to be scheduled between the parties as from the execution hereof (“Kick-Off Meeting”), where the schedule of Services shall be established.
4.1.4.    To provide EVERYMIND with the equipment, software, facilities and/or human resources provided in the Service Agreement.
4.1.5.    To provide proper location for the development of EVERYMIND’s activities at the CLIENT’s site, if necessary.
4.1.6.    To refrain from giving orders and instructions directly to any employees performing their activities within the CLIENT’s establishment, restricting the communication of requests to the responsible employees appointed by EVERYMIND.
4.1.7.    To provide EVERYMIND with access to the CLIENT’s systems and relevant facilities, equipment, software and database, in case access is needed for the provision of Services, and allowing, as applicable, the installation of equipment and systems of EVERYMIND in its facilities.

4.1.8.    To keep all of its systems, equipment, software, database and connections working, also with the maintenance and support of their relevant licenses and security assets, in the same condition as informed by EVERYMIND, in a way to foster the provision of Services, notifying EVERYMIND, [*****] in advance, of all and any changes that may impact the provision of Services, under the penalty of holding EVERYMIND harmless from any liability over the services contracted herein.
4.1.9.    To use and keep in operation all software that may be provided by EVERYMIND exclusively in the CLIENT’s own establishment, and to not sell, assign, bind, pledge, lease or offer as guarantee, change, enhance, insert modifications, developments, components, connections or in any way dispose of any software licensed by EVERYMIND, which shall remain as EVERYMIND’s property until the end of the contracting period.
4.1.10.    To be liable for the legal compliance of the CLIENT’s IT infrastructure, holding EVERYMIND harmless from any liability regarding data, files, software, systems and contents that have not been provided by EVERYMIND, as well as any liability for the activities performed by the CLIENT and/or third parties, and also for any failure in the Services arising from the lack of legal compliance by the CLIENT’s IT infrastructure.
4.1.11.    To suit itself to the technical and security criteria appointed by EVERYMIND, adopting all procedures recommended by EVERYMIND for the completion of the Services and using the Services according to the directions given by EVERYMIND, cooperating with EVERYMIND in all matters and issues related to the provision of the Services.
4.1.12.    To carry out payments due for the service provision, pursuant to the terms and conditions herein and in the Service Agreements.
4.1.13    To bear all expenses arising from commuting, accommodations and meals of EVERYMIND’s technicians to the CLIENT’s facilities, throughout the effectiveness hereof, provided that previously agreed between the parties.
4.1.14    The CLIENT is liable for proper license use within its environment throughout the effectiveness of the Agreement, and it shall be aware of and comply with the rules to use such licenses. Any penalty or fine that may be applied by the licensing company to EVERYMIND shall be passed on to the CLIENT.
4.1.14.1 If the licensing company notifies EVERYMIND about carrying out an audit to verify the use of licenses, the CLIENT shall be responsible for taking all necessary measures to comply with the request, and any penalty or fine that may be applied by the licensing company to EVERYMIND shall be passed on to the CLIENT.
4.2.    The CLIENT shall refrain from hiring any of EVERYMIND’s employees for a period of [*****] after the completion of the contracted services, subject to a fine in the amount of thirteen (13) salaries, considering the calculation basis to be the last effective salary of the employee who was hired by the CLIENT in breach of this section, except if previously agreed between the parties.
SECTION FIVE – OBLIGATIONS OF EVERYMIND
5.1.    Without prejudice to any other obligation provided herein, EVERYMIND undertakes:
5.1.1 To provide the Services as contracted and described in Section One hereof, within the best technical standards and the terms established in the Proposal.
5.1.2.    To provide the CLIENT with all information related to the Service provision and relevant deliverables, upon formal reports of all activities performed, if so provided by the Proposal.
5.1.3.    Bear [*****].
5.1.4.    To comply with internal rules of the CLIENT’s work environment and to perform the Services in a way to not interfere with the CLIENT’s regular business activities, except if agreed otherwise by the parties.
5.1.5.    After the Services are performed, to complete all Software tests together with the technical personnel appointed by the CLIENT, with the purpose of issuing the relevant Services Acceptance Term.

SECTION SIX – LEGAL COMPLIANCE OF IT ENVIRONMENT
6.1.    The CLIENT is and shall be solely and exclusively liable for the legal compliance of its IT environment where the Services are performed, and EVERYMIND is not required to inspect and/or is not liable for any data, files, software, systems and contents in the CLIENT’s IT environment and which have not been provided by EVERYMIND, as well as for any activities carried out by the CLIENT and/or third parties using such IT environment.
6.2.    Regardless of the type of Services contracted, the CLIENT agrees to comply with all local, domestic and international laws and regulations that govern the use of the IT environment where the Services are performed, refraining from: (i) performing any activities that may be considered unlawful, not using the Services to any unlawful purposes; (ii) keeping data, files, software, systems and content that the CLIENT may not have the right of use over and/or that may be considered unlawful, for any reason; (iii) using the IT environment where the Services are performed or allowing the use of the environment with the purpose to obtain unauthorized access to equipment, systems, networks and/or third-party data (hacking), as well as for the distribution of messages to entities that do not expressly request such messages (also known in the industry as spamming); (iv) using the IT environment and/or the Services with any other purpose that contradicts the information security good practices in effect in the market or that may cause losses or failures to third parties or to EVERYMIND, whether intentionally or not; (v) performing any action or use through the IT environment contradicting the Acceptable Use Policy (PUA) adopted by EVERYMIND, which is available at http://www.uoldiveo.com.br/politica-de- uso.html.
6.3.    At any time, in case it verifies non-compliance by the CLIENT regarding the provisions of this Section, EVERYMIND may communicate the fact to the CLIENT and suspend the Service provision, until the CLIENT cures such non-compliance and restores to EVERYMIND the legal compliance of the IT environment where the Services are provided, also subject to the provisions in clause 7.2 below.
SECTION SEVEN – EFFECTIVENESS AND TERMINATION
7.1.    This Agreement shall become effective on March 18, 2022 and shall remain in force for the period of [*****]. It may be renewed for by means of written and executed amendment thereto.
7.2.    This Agreement may be immediately terminated by any of the parties, with cause, in the following events:
(a)    if the other party breaches any clauses or conditions established herein and does not remedy such default within thirty (30) days after the date such party receives written notice from the aggrieved party;
(b)    if the other party files for bankruptcy or judicial or extrajudicial reorganization; or
(c)    by force majeure or Act of God, pursuant to the Civil Code.
7.2.1. Regardless of the time left to remedy the default, provided in item a of section 7.2, in the event of breach of section 3.2.1 hereof or in the event of breach of any provision of law or rule by any regulatory agency or governmental authority, termination may occur immediately.
7.3.    If the CLIENT wishes to terminate this Agreement or a Proposal without cause, the CLIENT must notify so in writing, [*****] in advance, and it CLIENT shall bear all compensation related to Services already provided by EVERYMIND.
SECTION EIGHT - ASSIGNMENT
8.1. The Parties may partially or fully assign and transfer this Agreement, upon prior written communication to the other Party. In the event of corporate reorganization by any of the Parties, within the modalities provided by the applicable corporate law, the successor must subrogate all rights and obligations undertaken herein.

SECTION NINE – CONFIDENTIALITY
9.1.    By virtue of this Agreement, the parties may have access or receive from one another confidential information and data (“Confidential Information”) which, in general, are not public knowledge, including, among others, technical, commercial, financial, legal or miscellaneous data or information, including, without limitation, trade secrets, know-how, and information related to technology, clients, business plans, promotional and/or trade, economic and financial activities and other business, and such information and data may be included in several materials, such as drawings, models, data, specifications, reports, compilations, computer programs, formulas, patents, financial and economic spreadsheets, information from current or potential clients and suppliers, agreements, existing or future products and any other materials that have been obtained or acknowledged before or after the effectiveness hereof, also including any and every information provided orally.
9.2.    The parties agree that all Confidential Information from one party provided or made available to the other party (“Receiving Party”) shall continue to be the sole and exclusive property of the disclosing or relevant party (“Disclosing Party”).
9.3.    None of the parties may disclose the Confidential Information to any person without the prior written consent from the Disclosing Party, except to the Receiving Party’s employees, contractors or suppliers and/or affiliates who provenly need to know any such information for the accurate performance of this Agreement, and anyone receiving Confidential Information must comply with the confidentiality terms established herein.
9.4.    The parties shall not use, nor allow anyone else to use, any Confidential Information for any other purpose other than the one for which it was disclosed, with the parties also undertaking to execute with their employees and workers involved in the operation and performance of the Services a confidentiality agreement that assures compliance herewith.
9.5.    The obligations of this section shall survive for a period of [*****] after the end or termination of this Agreement.
9.6.    The provisions provided in this Section do not apply to Confidential Information: (i) already known by the Receiving Party on the date the information was disclosed by the Disclosing Party; (ii) under public domain without any breach by the Receiving Party of the obligations undertaken herein; (iii) disclosed to the Receiving Party without any restrictions by a third party legally authorized to do so; (iv) independently developed by the Receiving Party; (v) disclosed due to a law requirement or court order.
9.7.    EVERYMIND may use the CLIENT’s name and trademark in merchandise material, provided that previously approved by the CLIENT.
9.8.    The CLIENT and EVERYMIND agree that none of the Parties may make any public or private representation, comment or communication, under any form, whether oral, written or by electronic means, with depreciative or harmful nature regarding the good name and reputation of the other party and/or its products and/or services, as well as its respective employees, officers and/or directors, particularly in case any attack or other event occurs.
SECTION TEN - LIABILITY
10.1.    The Services shall be provided by EVERYMIND pursuant to the best techniques and the items and conditions contracted, pursuant to the Proposal. The CLIENT hereby acknowledges and represents to be aware that the Services shall be provided by EVERYMIND with the purpose of supplying the necessary means for the implementation and/or development of software pursuant to the requirements informed by the CLIENT, and EVERYMIND shall be only responsible for ensuring the operation of such software in fulfillment of all requirements by the CLIENT. For such reason, THE PARTIES ACKNOWLEDGE AND AGREE THAT EVERYMIND DOES NOT UNDERTAKE HEREIN ANY OBLIGATION THAT MAY BE CONSIDERED AN OBLIGATION WITH THE RESULTS OF SAID SOFTWARE AND, THUS, EVERYMIND SHALL NOT ENSURE AND SHALL NOT BE HELD LIABLE FOR ANY RESULTS THAT THE CLIENT AIMS TO ACHIEVE BY USING SAID SOFTWARE AND/OR ANY OF ITS FEATURES, AS WELL AS FOR ANY OPERATIONS CARRIED OUT AND/OR REVENUES RESULTED FROM THE USE OF THAT SOFTWARE.

10.2.    The Parties’ liability shall be limited to the event of proven wrongful default with the obligations undertaken herein and/or in any of the Exhibits.
10.3.    The parties may not be held liable for non-compliance with their obligations hereunder in the event of force majeure or acts of God that may temporarily or permanently hinder compliance with any such obligations, pursuant to article 393 of the Brazilian Civil Code. The party that decides to be dismissed from its obligation under this Clause shall promptly notify the other Party, in writing, about the occurrence of an Act of God or Force Majeure, also providing information on the estimated time such event will last.
10.4.    In the event that EVERYMIND does not comply with any of the specific conditions of the Proposal, by its exclusive and proven fault, the CLIENT shall be entitled to a ratable discount in the total amount set forth in the respective Proposal, as reimbursement, which may also occur by any other means agreed between the parties.
10.5 None of the parties shall bear the costs of indemnification related to losses and damages, loss of profits and/or direct damages incurred by virtue of this Agreement, in an amount over the sum of the twelve (12) monthly fees before the triggering fact.
10.6.    The parties represent and warrant that they acknowledge, agree and shall comply with all laws, rules and regulations applicable to the Services and the activities to be performed by them hereunder, including, without limitation, those enacted by the competent regulatory bodies.
10.7.    EVERYMIND shall solely bear all labor, social security, tax and occupational insurance obligations that may arise from the employment bond between EVERYMIND and its employees, agents or any other professionals assigned to work on the Services and other contracted items.
10.8.    For all legal purposes, in spite of any services that may require the presence of EVERYMIND’s technicians at the CLIENT’s facilities, such services always correspond to professional computer technical services, with no type of hierarchical or occupational bond with the CLIENT, at all times, and may not be characterized as employee leasing services, pursuant to RFB Normative Instruction No. 971/2009, articles 117 and 118, but as professional computer technical services, therefore, no discount nor withholding by the source paying for the contracted service is applicable.
SECTION ELEVEN – DATA AND INFORMATION PROTECTION
11.1 Information provided by the CLIENT for performance of this Agreement – which may include, without limitation, customer or third-party information – may only be stored by EVERYMIND in encrypted form, pursuant to applicable legislation. Data made available to EVERYMIND is solely and exclusively aimed at the provision of services subject matter of this Agreement, and EVERYMIND, may not, under any circumstance, change such purpose without the express and written instruction from the CLIENT, subject to liability for damages and indemnification.
11.1.1    EVERYMIND shall promptly notify the CLIENT in writing in the event of any (i) violation to information security procedures; (ii) unauthorized access or change, disclosure or use of data provided by the CLIENT. Such notice shall include measures taken or established by EVERYMIND to remedy the situation. If a security breach is verified, EVERYMIND must immediately track and/or retrace the steps up to the breach and remedy it.
11.2    EVERYMIND acknowledges that the unauthorized disclosure of data provided by the CLIENT may result in irreparable damages and that, in the event of violation or threat of violation of any such obligations, EVERYMIND shall be liable for the damages and indemnification of any type – caused to the CLIENT and/or third parties – arising from the use of such data in noncompliance with the terms provided herein.
11.3    EVERYMIND represents to acknowledge and agree with the CLIENT’s Privacy Policy, which is available at: https://sobrePAGSEGURO.noticias.PAGSEGURO.com.br/normas-de-seguranca-e-privacidade.html.

SECTION TWELVE – FIGHT AND PREVENTION AGAINST CORRUPTION AND MONEY LAUNDERING
12.1.    EVERYMIND represents, on its behalf and on behalf of its Representatives, as defined below, that it acts in compliance with all laws, regulations, guidelines, policies and any other provisions related to fighting and preventing corruption and money laundering, including, but not limited to: (i) applicable Brazilian law, (ii) Foreign Corrupt Practices Act (FCPA), (iii) international conventions and pacts to which Brazil is a party, and (iv) the CLIENT’s guidelines and policies.
12.1.1.    Representatives. For purposes of this Section, “Representatives” means all persons that comprise the economic groups of the Parties, shareholders, managers, officers, board members, partners, attorneys-in-fact, advisors, consultants, employees, agents, subcontractors or any other third parties directly or indirectly related to EVERYMIND, as well as any person, whether individual or legal entity, including the ones exercising direct or indirect control over such legal entity, as well as its parent companies, subsidiaries, affiliates and companies under common control, pursuant to Law No. 6,404/1976.
12.1.2.    EVERYMIND represents to acknowledge all of the CLIENT’s policies associated to fighting and preventing corruption and money laundering and that it has not performed nor will perform any acts or practices that directly or indirectly involve the offer, promise, bribery, extortion, authorization, solicitation, acceptance, delivery or any other act related to undue pecuniary advantage or any other unlawful advantage violating the laws provided above or any other applicable law.
12.1.3.    EVERYMIND undertakes to inform and offer training sessions to all of its Representatives on the provisions set forth herein and regarding the practices to fight and prevent corruption and money laundering, in addition to implementing, if not yet implemented, policies, conducts and rules complying with the practices established herein.
12.1.4.    EVERYMIND undertakes to notify the CLIENT if any of its Representatives has been or is a Governmental Authority, as defined below, as well as all family members or persons with a close relationship of its Representatives with a Governmental Authority.
12.1.5.    Public Authority. For the purposes hereof, “Public Authority” means, without limitation, any person, agent, employee or contractor exercising activities in departments, institutions, associations, entities or bodies of the direct or indirect public administration, as well as any employee, family member, relative or personal close relationships.
12.1.6.    Non-compliance with the provisions herein established by EVERYMIND or by its Representatives shall be considered a critical breach and may result in the contractual termination by the CLIENT, which may, at its sole discretion, promptly suspend compliance with its obligations hereunder. The violation of this section by EVERYMIND or its Representatives shall also result in the obligation to compensate the CLIENT for any losses and damages caused.
12.1.7.    EVERYMIND agrees that the CLIENT may, at its sole discretion, audit EVERYMIND regarding any information and/or document, with the purpose of monitoring compliance with the provisions established in this Section. The audit herein mentioned may be carried out by the CLIENT or by a third party indicated and paid by the CLIENT, and EVERYMIND must, at all times, ensure wide and unrestricted access to all related documents.
12.1.8.    EVERYMIND undertakes to immediately notify the CLIENT in the event of any breach, suspicion of breach or any inconsistent situation that may arise against the CLIENT’s internal conducts and policies, as well as the Brazilian anti-corruption and anti-money laundering law, and international agreements and conventions governing such matter.

SECTION THIRTEEN – ANTI-CORRUPTION
13.1    The Parties undertake, on their own account and on account of their officers, board members, employees and/or representatives, to comply with the Brazilian law and strictly not to perform any act, directly or indirectly, that may be construed as corruption or harmful to the Brazilian or a foreign government, pursuant to article 5 of Brazilian Federal Law No. 12.846/2013, such as offering and/or making undue payments, rewards, gifts or any direct or indirect advantage to public servants, State employees under any sphere, political parties and their employees, as well as foreign government’s agents or employees. The violation of any Anti-corruption Law by the Party shall be considered a critical breach and entitles the other Party to immediate contractual termination.
13.2    The non-breaching Party shall not be liable for any actions and/or omissions of any type, losses and damages, loss of profits resulted from or related to the violation of any anti-corruption laws by the breaching Party, including its officers, directors, employees and/or representatives.
13.3    The breaching party shall indemnify and hold the other Party and/or its officers, directors, employees and/or representatives harmless from any loss, claim, fine, costs or any expense incurred by the Party arising from any breach provided in this Section or any Anti-corruption Laws.
13.4    Without prejudice to the applicable legal measures, both Parties acknowledge and agree that they shall provide all relevant data and information when requested by the competent authorities, in the event any procedure is instituted with the purpose of assessing violations of anti-corruption laws applicable to this Agreement.
SECTION FOURTEEN – BACEN
14.1    It is hereby agreed between the Parties that PAGSEGURO may amend or terminate the Agreement, without any lien, fine or penalty, upon simple notice to EVERYMIND, with the purpose of adjusting this instrument to industry rules, mainly, but not limited to, the rules established by the Brazilian Central Bank - BACEN.
SECTION FIFTEEN – GENERAL PROVISIONS
15.1.    The Parties hereby acknowledge that if any provision becomes invalid or unenforceable, the remainder of this agreement and the entire agreement shall not be affected in any way.
15.2.    Any forbearance by any of the Parties with respect to the non-compliance of the conditions established herein, shall be held as mere liberality, and shall not be construed as novation or waiver of rights, which may be exercised by the affected party, at any time.
15.3.    This Agreement may not be amended, except by written amendment executed by both parties.
15.4.    Under no circumstance, this contract gives the Parties the right or authority to represent each other before any third party.
15.5.    All notices required hereunder shall be (a) delivered in hands or (b) sent by registered mail to the addresses the parties specified in the Proposal, or to any other address specified by one party to the other in writing.
15.6.    The CLIENT must refrain from using, for any means or purpose, the name, the trademarks and/or any other intellectual property of EVERYMIND, except if the latter prior and expressly authorizes such use in writing, case where such use must be restricted to the terms of EVERYMIND’s authorization.
15.7 This instrument, jointly with the Proposal and other Exhibits, contains the entire agreement between the Parties in connection with its subject matter and replaces any previous or contemporary agreements, whether oral or written, with any individual willful representations made by the parties other than agreed herein and in such documents being legally void.
15.8.    The CLIENT represents that the attorneys-in-fact and/or legal representatives executing this Agreement and the Proposal are duly empowered pursuant to the respective Bylaws /Articles of Association to undertake all obligations herein provided.
15.9.    This Agreement shall be governed by the Brazilian law.

SECTION SIXTEEN - VENUE
16.1.    The parties hereby elect the courts of the judicial district of São Paulo/SP, to settle any disputes arising out hereof.
IN WITNESS WHEREOF, the Parties have executed this Agreement in two (2) counterparts in the same form and content, together with two undersigned witnesses.
São Paulo, March 22, 2022.
PAGSEGURO INTERNET S.A.

Artur Gaulke Schunck	Renato Bertozzo Duarte
EVERYMIND CONSULTORIA E SISTEMAS LTDA.

Marcelo Moojen Epperlein	Gustavo Afonso Rodrigues
WITNESSES:

1.		2.
	Cristina Ely Vanessa Araújo		Carlos Eduardo Pereira dos Santos

Completion Certificate
Envelope ID: F45E33AC7D2F4AECAA47F36641E0F5BA		Status:
Completed Subject: PAGSEGURO | EVERY | CPS MASTER + PCS
Source Envelope:
Document Pages: 73	Signatures: 7	Envelope Sent by:
Certificate Pages: 10	Initials: 93	Raphaela Queiroz da Costa
AutoNav: Enabled		Av. Brigadeiro Faria Lima, 1.384 SP, 01452-002
Enveloped Stamping (ID Stamping): Enabled		[*****] IP Address: [*****]
Time Zone: (UTC-08:00) Pacific Time (US & Canada)

Record Tracking
Status:	Original	Holder: Raphaela Queiroz da Costa	Location: DocuSign
	10/11/2022 12:11:39 PM	[*****]

Signer Events	Signature	Timestamp
Saedio Dias de Souza		Sent: 10/11/2022 12:28:06 PM
Filho		Viewed: 10/11/2022 12:48:09 PM
[*****] LAWYER		Signed: 10/11/2022 12:48:35 PM
UNIVERSO ONLINE S.A.	Signature adoption: Signature image loaded
Security Level: E-mail, Account Authentication	Using IP Address: [*****]
(None)

Electronic Record and Signature Disclosure:
Not offered via DocuSign

Cristina Ely [*****]		Sent: 10/11/2022 12:48:46 PM
98194011		Viewed: 10/11/2022 1:30:21 PM
UOL - UNIVERSO ONLINE S/A		Signed: 10/11/2022 1:30:39 PM
Security Level: E-mail, Account Authentication (None)	Signature adoption: Pre-selected Style IP Address: [*****]

Electronic Record and Signature Disclosure:
Not offered via DocuSign

Sent: 10/11/2022 1:30:49 PM
Viewed: 10/11/2022 1:40:06 PM
manager		Signed: 10/11/2022 1:40:30 PM
Security Level: E-mail, Account Authentication (None)	Signature adoption: Pre-selected Style IP Address: [*****]

Electronic Record and Signature Disclosure:
Accepted: 6/11/2020 7:48:25 AM
ID: ea41a5b1-c95d-4f4d-90c7-7b73818db445

Marcelo Moojen Epperlein		Sent: 10/11/2022 1:40:40 PM
[*****]CFO		Viewed: 10/11/2022 3:33:54 PM
Compasso Tecnologia Ltda		Signed: 10/11/2022 3:34:25 PM
Security Level: E-mail, Account Authentication (None)	Signature adoption: Pre-selected Style IP Address: [*****]

Electronic Record and Signature Disclosure:
Accepted: 8/31/2018 1:30:22 PM
ID: 774a953a-502f-490e-8d30-287bcf760845

Signer Events	Signature	Timestamp
Gustavo Afonso Rodrigues		Sent: 10/11/2022 3:34:36 PM
[*****]CEO		Viewed: 10/11/2022 3:37:39 PM
Everymind		Signed: 10/11/2022 3:38:18 PM
Security Level: E-mail, Account Authentication (None)	Signature adoption: Pre-selected Style IP Address: [*****]Signed using cellphone

Electronic Record and Signature Disclosure:
Accepted: 10/11/2022 3:37:39 PM
ID: df729dc8-813c-4bf1-85bf-f4cc18988dd4

Carlos Eduardo Pereira dos Santos		Sent: 10/11/2022 3:38:31 PM
[*****]		Resent 10/13/2022 5:47:59 AM
General Manager - Software Engineering		Resent 10/14/2022 9:12:47 AM
Security Level: E-mail, Account Authentication	Signature established by: Pre-set style	Viewed: 10/14/2022 11:48:39 AM
(None)	Using IP Address: [*****]	Signed: 10/17/2022 6:01:51 AM

Electronic Record and Signature Disclosure:
Accepted: 10/14/2022 11:48:39 AM
ID: 471d2207-5743-400d-9b65-7076ab3573c7

Renato Bertozzo Duarte		Sent: 10/17/2022 6:02:03 AM
[*****] HEAD OF UNIVERSO ONLINE LEGAL DEPARTMENT		Viewed: 10/17/2022 6:11:20 AM
Signed: 10/17/2022 6:11:55 AM
Security Level: E-mail, Account Authentication	Signature adoption: Signature image loaded
(None)	Using IP Address: [*****]

Electronic Record and Signature Disclosure:
Not offered via DocuSign

Artur Gaulke Schunck		Sent: 10/17/2022 6:12:08 AM
[*****] Chief Financial Officer		Viewed: 10/17/2022 7:22:15 AM
Signed: 10/17/2022 7:22:45 AM
Security Level: E-mail, Account Authentication	Signature established by: Pre-set style
(None)	Using IP Address: [*****]

Electronic Record and Signature Disclosure:
Accepted: 5/1/2021 3:19:10 AM
ID: fa0c9073-addf-4780-b419-41a5b944e0e2

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Raphaela Queiroz da Costa	Copied	Sent: 10/17/2022 7:22:59 AM
[*****]		Resent: 10/17/2022 7:23:12 AM
Security Level: E-mail, Account Authentication		Viewed: 10/17/2022 9:29:24 AM
(None)

Electronic Record and Signature Disclosure:
Accepted: 6/15/2021 4:47:01 AM
ID: 31e69e8e-d4dd-497c-bc07-c7279665f43f

EVERY	Copied	Sent: 10/17/2022 7:23:01 AM
[*****]		Viewed: 10/17/2022 7:28:46 AM
Security Level: E-mail, Account Authentication (None)	Signature adoption: Pre-selected Style IP Address: [*****]

Electronic Record and Signature Disclosure:
Not offered via DocuSign

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamp
Envelope sent	Hashed/Encrypted	10/11/2022 12:28:06 PM
Certified delivery	Security checked	10/17/2022 7:22:15 AM
Signing complete	Security checked	10/17/2022 7:22:45 AM
Completed	Security checked	10/17/2022 7:23:01 AM

Payment Events	Status	Timestamp

Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 2/7/2018 5:43:37 AM
Parties agreed to: Vanessa Araújo, Marcelo Moojen Epperlein, Artur Gaulke Schunck, Raphaela Queiroz da Costa
CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND SIGNATURE DISCLOSURES
Electronic Record and Signature Disclosure
From time to time, UOL - UNIVERSO ONLINE S/A may be required by law to provide you with certain written notices or disclosures. Described below are the terms and conditions for us to provide you with such notices and disclosures electronically through the DocuSign, Inc. (DocuSign) electronic signature system. Read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, confirm your agreement by clicking the ‘I agree’ button at the bottom of this document.
Getting paper copies
At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print the documents we send to you through the DocuSign system during and immediately after the signature session, and, if you elect to create a DocuSign user account, you may access them for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish to get paper copies of any such documents to be sent from our office to you, you will not be charged a per-page fee. You may request delivery of such paper copies from us by following the procedure described below.
Withdrawing your consent
If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us thereafter that you want to receive notices and disclosures only in paper format. The procedure to inform us of your decision to receive future notices and disclosures in paper format and withdraw your consent to receive notices and disclosures electronically is described below.
Consequences of changing your mind
If you elect to receive notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and provide services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of receipt of such paper notices or disclosures. To let us know that you are changing your mind, you must withdraw your consent using the DocuSign “Withdraw Consent” form on the signature page of a DocuSign envelope instead of signing it. This will indicate to us that you have withdrawn your consent to receive notices and disclosures electronically from us and you will no longer be able to use the DocuSign system to receive notices and consents electronically from us or to electronically sign documents sent by us.
All notices and disclosures will be sent to you electronically
Unless you tell us otherwise in accordance with the procedures described herein, we will electronically send you through the DocuSign system all required notices, disclosures, authorizations, acknowledgments, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you using the same method and to the same address you have informed us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, let us know as described below. Also see the paragraph immediately above that describes the consequences if you elect not to receive notices and disclosures electronically from us.
How to contact UOL - UNIVERSO ONLINE S/A:
You may contact us to let us know of your changes on how we should contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically, as provided below:
To contact us by email send messages to: UOL - UNIVERSO ONLINE S/A

To inform of your new e-mail address to UOL - UNIVERSO ONLINE S/A:
To let us know of a change in your e-mail address to which we should send notices and disclosures electronically to you, you must send us an e-mail and provide: your previous e-mail address and your new e-mail address. We do not require any other information from you to change your e-mail address.
In addition, you must notify DocuSign, Inc. in order to reflect your new e-mail address in your DocuSign account by following the process for changing e-mail in the DocuSign system.
To request paper copies from UOL - UNIVERSO ONLINE S/A:
To request us to send you paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail and provide: your e-mail address, full name, Brazil Postal address, and telephone number. We will charge you for the amount of the copies, if applicable.
To withdraw your consent to UOL - UNIVERSO ONLINE S/A:
To inform us that you no longer want to receive future notices and disclosures in electronic format you may:
(i)refuse to sign a document in your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent; or you may
(ii)send us an e-mail and provide your e-mail address, full name, Brazil Postal Address, and telephone number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take longer to process.
Required hardware and software**:
(i)Operating Systems: Windows® 2000, Windows® XP, Windows Vista®; Mac OS®
(ii)Browsers: Latest versions Internet Explorer® 6.0 or above (only Windows); Mozilla Firefox 2.0 or above (Windows and Mac); Safari™ 3.0 or above (only Mac)
(iii)PDF readers: Acrobat® or similar software may be required to view and print PDF files.
(iv)Screen Resolution: 800 x 600 minimum
(v)Enabled Security Settings: Allow per session cookies
** These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.
Acknowledging your access and consent to receive materials electronically:
To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please make sure you read this electronic disclosure and are able to print on paper or electronically save this page for your future reference and access or are able to e-mail this disclosure and consent to an e-mail address in which you will be able to print on paper or save this page for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format under the terms and conditions described above, let us know by clicking the “I agree” button below.

By checking the “I agree” box, I confirm that:
(i)I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND CONSUMER SIGNATURE DISCLOSURES; and
(ii)I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and (iii) Until or unless I notify UOL - UNIVERSO ONLINE S/A as described above, I consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by UOL - UNIVERSO ONLINE S/A during the course of my relationship with you.

Electronic Record and Signature Disclosure created on: 12/27/2017 6:27:37 AM
Parties agreed to: Gustavo Afonso Rodrigues, Carlos Eduardo Pereira dos Santos
CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND SIGNATURE DISCLOSURES
Electronic Record and Signature Disclosure
From time to time, UOL - UNIVERSO ONLINE S/A may be required by law to provide you with certain written notices or disclosures. Described below are the terms and conditions for us to provide you with such notices and disclosures electronically through the DocuSign, Inc. (DocuSign) electronic signature system. Read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, confirm your agreement by clicking the ‘I agree’ button at the bottom of this document.
Getting paper copies
At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print the documents we send to you through the DocuSign system during and immediately after the signature session, and, if you elect to create a DocuSign user account, you may access them for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish to get paper copies of any such documents to be sent from our office to you, you will not be charged a per-page fee. You may request delivery of such paper copies from us by following the procedure described below.
Withdrawing your consent
If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us thereafter that you want to receive notices and disclosures only in paper format. The procedure to inform us of your decision to receive future notices and disclosures in paper format and withdraw your consent to receive notices and disclosures electronically is described below.
Consequences of changing your mind
If you elect to receive notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and provide services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of receipt of such paper notices or disclosures. To let us know that you are changing your mind, you must withdraw your consent using the DocuSign “Withdraw Consent” form on the signature page of a DocuSign envelope instead of signing it. This will indicate to us that you have withdrawn your consent to receive notices and disclosures electronically from us and you will no longer be able to use the DocuSign system to receive notices and consents electronically from us or to electronically sign documents sent by us.
All notices and disclosures will be sent to you electronically
Unless you tell us otherwise in accordance with the procedures described herein, we will electronically send you through the DocuSign system all required notices, disclosures, authorizations, acknowledgments, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you using the same method and to the same address you have informed us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, let us know as described below. Also see the paragraph immediately above that describes the consequences if you elect not to receive notices and disclosures electronically from us.
How to contact UOL - UNIVERSO ONLINE S/A:
You may contact us to let us know of your changes on how we should contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically, as provided below: To contact us by email send messages to: [*****]
To contact us by email send messages to: UOL - UNIVERSO ONLINE S/A

To inform of your new e-mail address to UOL - UNIVERSO ONLINE S/A:
To let us know of a change in your e-mail address to which we should send notices and disclosures electronically to you, you must send us an e-mail to [*****] providing: your previous e-mail address and your new e-mail address. We do not require any other information from you to change your e-mail address. We do not require any other information from you to change your email address.
In addition, you must notify DocuSign, Inc. in order to reflect your new e-mail address in your DocuSign account by following the process for changing e-mail in the DocuSign system.
To request paper copies from UOL - UNIVERSO ONLINE S/A:
To request us to send you paper copies of the notices and disclosures previously provided by us to you electronically, you must send an e-mail to [*****] and provide: your e-mail address, full name, Brazil Postal address, and telephone number. We will charge you for the amount of the copies, if applicable.
To withdraw your consent to UOL - UNIVERSO ONLINE S/A:
To inform us that you no longer want to receive future notices and disclosures in electronic format you may:
(i)refuse to sign a document in your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent; or you may
(ii)send an e-mail to [*****] and provide your e-mail address, full name, Brazil Postal Address, and telephone number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take longer to process. We do not require any other information from you to change your email address. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.
Required hardware and software**:
(i)Operating Systems: Windows® 2000, Windows® XP, Windows Vista®; Mac OS®
(ii)Browsers: Latest versions Internet Explorer® 6.0 or above (only Windows); Mozilla Firefox 2.0 or above (Windows and Mac); Safari™ 3.0 or above (only Mac)
(iii)PDF readers: Acrobat® or similar software may be required to view and print PDF files.
(iv)Screen Resolution: 800 x 600 minimum
(v)Enabled Security Settings: Allow per session cookies
** These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.
Acknowledging your access and consent to receive materials electronically:
To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please make sure you read this electronic disclosure and are able to print on paper or electronically save this page for your future reference and access or are able to e-mail this disclosure and consent to an e-mail address in which you will be able to print on paper or save this page for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format under the terms and conditions described above, let us know by clicking the “I agree” button below.

By checking the “I agree” box, I confirm that:
(i)I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND CONSUMER SIGNATURE DISCLOSURES; and
(ii)I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and (iii) Until or unless I notify UOL - UNIVERSO ONLINE S/A as described above, I consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by UOL - UNIVERSO ONLINE S/A during the course of my relationship with you.